UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           REVELSTOKE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                 Nevada                                 98-0441019
                 ------                                 ----------
(State of Incorporation or organization)    (I.R.S. Employer Identification No.)

                        14977 - 21st Avenue, South Surrey
                        British Columbia, Canada V4A 8G3
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered

                 N/A                                     N/A

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-122862 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value
                                (Title of class)


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     This registration statement relates to the registration with the Securities and Exchange Commission of shares of $0.001 par value common stock (the "Common Stock") of Revelstoke Industries, Inc., a Nevada corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Securities" at page 24 of the Registrant's Registration Statement on Form SB-2, as amended, Registration No. 333-122862 (the "Registration Statement"), as filed with the Securities and Exchange Commission, is incorporated herein by reference.

Item 2.  Exhibits

     The following document is included as Exhibits to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-122862) and incorporated herein by this reference:

     EXHIBIT DESCRIPTION                                  Form SB-2
                                                        EXHIBIT NUMBER

(a)  Articles of Incorporation                               3.1


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)      Revelstoke Industries, Inc.

Date:             October 24, 2005

By:      /s/ Gordon C. McDougall, President
         Gordon C. McDougall, President